Exhibit 99.2

WRITTEN CONSENT OF SHAREHOLDER

RESOLUTION TO AMEND BYLAWS

TO REDUCE SIZE OF BOARD OF DIRECTORS

OSE USA, Inc.

a Delaware corporation

This written consent is made by the undersigned, being the record holder of all of the outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of OSE USA, Inc., a Delaware corporation, in compliance with the terms of (1) Section 228 of the Delaware General Corporation Law, (2) Section D.2.b.viii of the Certificate of Designation of the Series A Convertible Preferred Stock of OSE USA, Inc. and (3) Section D.2.b.viii of the Certificate of Designation of the Series B Convertible Preferred Stock of OSE USA, Inc.

The undersigned acknowledges and confirms that the action here consented to is consistent with, and requires no amendment of, the Certificates of Designation of the Series A and Series B Convertible preferred Stock, and hereby consents that the same be made a part of the records of said corporation.

The undersigned does hereby consent to the following:

RESOLVED, that section 3.2 of the Bylaws of the corporation is amended as follows to reduce the number of authorized directors of the corporation from five to four:

The Board of Directors shall consist of four (4) members. The number of directors may be changed by resolution of the Board of Directors of by an amendment of this bylaw, duly adopted by the Board of Directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation.

Date: March 31, 2005	ORIENT SEMICONDUCTOR ELECTRONICS, LIMITED
a Taiwan company

	By:	/s/ Eugene Duh
Eugene Duh, President